UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒  Preliminary Information Statement

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☐  Definitive Information Statement

SIEBERT FINANCIAL CORP.
(Name of Registrant As Specified In Charter)

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SIEBERT FINANCIAL CORP.

120 Wall Street

25th Floor

New York, NY 10005

INFORMATION STATEMENT

(Preliminary)

September 11, 2017

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

Dear Shareholder:

NOTICE IS HEREBY GIVEN THAT Kennedy Cabot Acquisition, LLC, the majority shareholder of Siebert Financial Corp., holding approximately 90% of the issued and outstanding shares of our common stock (the “Majority Shareholder”), acting by written consent in lieu of a special meeting, approved, as and to the extent required by Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of 5,076,143 shares of our common stock to StockCross Financial Services, Inc. pursuant to the terms and conditions of an Asset Purchase Agreement between us, our wholly owned subsidiary, Muriel Siebert & Co., Inc. and StockCross. Pursuant to the Asset Purchase Agreement, in exchange for the shares of common stock to be issued to StrockCross, MS&Co. will acquire certain retail brokerage assets of StockCross. The Majority Shareholder executed its written consent approving the Asset Purchase Agreement and the issuance of the shares of common stock to StockCross on September [14], 2017. Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions approved by such written consents may not be taken until 20 days after the date that we transmit this Information Statement to our shareholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders who did not execute such written consents, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the New York Business Corporation Law.

This Information Statement is being transmitted on or about September [21], 2017 to our shareholders of record as of the close of business on September [14], 2017.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.siebertnet.com.

By Order of the Board of Directors

/s/ Andrew Reich

Andrew Reich

Executive Vice President

September 11, 2017

INFORMATION STATEMENT

(Preliminary)

PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

September 11, 2017

Siebert Financial Corp.

120 Wall Street, 25th Floor

New York, NY 10005

Tel: (404) 539-1147

This Information Statement is furnished to inform our shareholders of actions taken by Kennedy Cabot Acquisition, LLC, referred to in this Information Statement as the “Majority Shareholder.”

THE ACTIONS TAKEN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS TAKEN, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

Siebert Financial Corp. (“we”, “us” or the “Company”) has filed this Information Statement with the Securities and Exchange Commission (the “Commission”). Our board of directors (the “Board”) is transmitting this Information Statement to our shareholders of record as of the close of business on September [14], 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). By furnishing this Information Statement to our shareholders, we are also providing notice of the action taken by written consent of the Majority Shareholder as required by Section 615(c) of the New York Business Corporation Law (the “BCL”).

The cost of preparing, printing and transmitting this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in transmitting this Information Statement to the beneficial owners of our common stock.

This Information Statement informs our shareholders that on September [14], 2017, the Majority Shareholder, acting by written consent in lieu of a special meeting, approved, as and to the extent required by Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of 5,076,143 shares of our common stock pursuant to that certain Asset Purchase Agreement, dated as of June 26, 2017, by and among the Company, Muriel Siebert & Co. and StockCross Financial Services, Inc. (the “Purchase Agreement”).

On September [14], 2017, the Majority Shareholder held an aggregate of 19,987,283 shares of our issued and outstanding common stock, which equaled approximately 90.5% of the voting power of the 22,085,126 shares of our then outstanding common stock.

Accordingly, all necessary corporate approvals to comply with Nasdaq Listing Rules 5635(a) and 5635(d) have been obtained. We are not seeking approval from our remaining shareholders. This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and Section 615(c) of the BCL, of the action taken by written consent of the Majority Shareholder. Pursuant to Rule 14c-2 under the Exchange Act, the action approved by written consent may not be taken until 20 days after the date that we transmit this Information Statement to our shareholders. This Information Statement is first being transmitted to our record date shareholders on or about September [21], 2017.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A. The Exchange Act and the BCL require us to provide you with information regarding the actions taken by written consent of the Majority Shareholder in lieu of a meeting. Your vote is neither required nor requested.

Q. Was shareholder approval of the potential issuance of common stock pursuant to the Purchase Agreement required by the BCL?

A. No. In general, there is no requirement under the BCL that shareholder approval be obtained to issue the Company’s securities. However, shareholder approval of the issuance of common stock is required under Nasdaq Listing Rules 5635(a) and 5635(d). Nasdaq Listing Rule 5635(a) requires listed companies to obtain shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the Company has a 5% or greater interest directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more. Nasdaq Listing Rule 5635(d) requires listed companies to obtain shareholder approval if the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), for less than the greater of book or market value, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

Q. Why am I not being asked to vote?

A. Section 614(b) of the BCL states that, in all matters other than the election of directors or as otherwise required by statute, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter will be the act of the shareholders. Section 615(a) of the BCL provides that whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s restated certificate of incorporation, as amended permits shareholders holding not less than minimum number of votes required to authorize or take action at a meeting, to take authorize or take action through a written consent. The Majority Shareholder, holding approximately 90.5% of the outstanding common stock entitled to vote, executed a written consent dated September [14], 2017 approving the issuance of the shares. Such approval is sufficient under the BCL, and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Certain of these risks are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

•	changes in general economic and market conditions;
•	changes and prospects for changes in interest rates;
•	fluctuations in volume and prices of securities;

•	changes in demand for brokerage services;
•	competition within and without the brokerage business, including the offer of broader services;
•	competition from electronic discount brokerage firms offering greater discounts on commissions than we do;
•	the prevalence of a flat fee environment;
•	the method of placing trades by our customers;
•	computer and telephone system failures;
•	our level of spending on advertising and promotion;
•	trading errors and the possibility of losses from customer non-payment of amounts due;
•	other increases in expenses and changes in our net capital or other regulatory requirements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

Unless the context requires otherwise, in this prospectus the words,” “our company,” “we,” “us,” and “our” refer to Siebert Financial Corp. and our consolidated subsidiaries. References in this prospectus to “MSCO” refer solely to our subsidiary, Muriel Siebert & Co., Inc. and references to “SIA” refer to our subsidiary, Siebert Investment Advisors, Inc. References to “StockCross” refer to StockCross Financial Services, Inc., an affiliated broker-dealer.

ISSUANCE OF COMMON STOCK

Asset Purchase Agreement

On June 26, 2017, Siebert Financial Corp. (the “Company”) (NASDAQ: SIEB), Muriel Siebert & Co., Inc. (“MSCO”), the Company’s wholly-owned subsidiary, and StockCross Financial Services, Inc., a registered broker-dealer (“StockCross”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which MSCO will acquire (the “Acquisition”) certain retail broker-dealer assets of StockCross (the “Assets”). StockCross is a self-clearing discount broker dealer that has many business lines that are similar to MSCO’s. The purchase price for the Assets is approximately $20 million (the “Purchase Price”). At the closing of the Acquisition (the “Closing”), the Company will issue to StockCross approximately 5 million shares of its restricted common stock as payment of the Purchase Price. The Company engaged Manorhaven Capital, LLC (“Manorhaven”), a registered broker-dealer, to provide a fairness opinion regarding the value of the Assets. The Purchase Agreement has been unanimously approved by the boards of directors of the Company and StockCross.

The Closing of the Acquisition is subject to customary closing conditions including receiving required regulatory approvals and obtaining approval from the Company’s shareholders of the issuance of common stock in payment of the Purchase Price. Upon the closing of the Acquisition, MSCO and StockCross will enter into a clearing agreement pursuant to which StockCross will act as the clearing broker for MSCO with respect to the accounts transferred from StockCross to MSCO in the Acquisition.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Gloria E. Gebbia, a member of our board of directors, is the managing member of Kennedy Cabot Acquisition, LLC, a Nevada limited liability company and our Majority Shareholder. In addition, Ms Gebbia, along with other members of the Gebbia family, control StockCross. Accordingly, the Company, MSCO and StockCross are affiliated entities through common indirect ownership.

Through their controlling interests in StockCross, Gloria E. Gebbia, and the other members of the Gebbia family have an interest in the shares of our Common Stock to be issued to StockCross at the closing of the Acquisition. The shares of Common Stock will be subject to a two year lock-up period during which StockCross may not sell or transfer the shares, however, after the lock-up period expires, the shares of Common Stock may be distributed to Gloria E. Gebbia and the other members of the Gebbia family.

Pursuant to our Audit Committee’s charter, and as required under Nasdaq Rule 5630, the Audit Committee of our board of directors conducted a review of the terms and conditions of the Acquisition and approved the transaction.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September [14], 2017, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. To our knowledge, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Shares of Common Stock		Percent of Class
Gloria E. Gebbia	20,142,220	(2)	91.2%
Andrew H. Reich	—		*
Francis V. Cuttita	—		*
Charles Zabatta	—		*
Jerry M. Schneider	—		*
Kennedy Cabot Acquisition, LLC	19,987,283		90.5%
24005 Ventura Blvd
Suite 200
Calabasas CA 91302

Directors and current executive officers as a group (5 persons)	20,142,220	(2)	91.2%

*	Less than 1%
(1)	Unless otherwise indicated, the business address each individual is c/o Siebert Financial Corp., 120 Wall Street, New York, NY 10005.
(2)	Includes 19,987,283 shares of our common stock owned by Kennedy Cabot Acquisition, LLC, 136,537 shares of our common stock owned by StockCross Financial Services, Inc. and 18,400 shares of our common stock owned by the Gebbia Family Trust.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Siebert Financial Corporation, 120 Wall Street, 25th Floor, New York, New York 10005.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith we file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.siebertnet.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the About Siebert Financial Corp. section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this Information Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this Information Statement is an important part of this Information Statement. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 6, 2017;

•	our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017;

•	our Current Reports on Form 8-K, filed with the SEC on each of December 21, 2016 (as amended by Form 8-k/A filed on December 27, 2016), December 30, 2016, April 25, 2017, April 27, 2017, and May 5, 2017; and

•	our Definitive Proxy Statement on Schedule DEF 14A filed with the SEC on May 23, 2017.

Any statement incorporated by reference in this Information Statement from an earlier dated document that is inconsistent with a statement contained in this Information Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Information Statement, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this Information Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Information Statement.

Any person, including any beneficial owner, to whom this Information Statement is delivered may (i) request copies of this Information Statement and any of the documents incorporated by reference into this Information Statement, without charge, by written request to Siebert Financial Corp., 120 Wall Street, 25th Floor, New York, New York 10005, or by calling us at (212) 644-2435 or (ii) may download copies from our website or from the SEC’s Internet website at the addresses provided under “Where You Can Find More Information.” Documents incorporated by reference into this Information Statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions taken by written consent of the Majority Shareholder in lieu of a meeting, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

By Order of the Board of Directors

/s/ Andrew Reich

Andrew Reich

Executive Vice President

Dated: September 11, 2017